UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2023

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 16th Street

San Francisco, California 94103

(Address of principal executive offices, including Zip Code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

As previously disclosed, on February 28, 2023, Invitae Corporation (the “Company”) entered into separate, privately negotiated purchase and exchange agreements (collectively, the “Exchange Agreements”) with respect to (a) the issuance of $275,257,000 aggregate principal amount of the Company’s new 4.5% Series A Convertible Senior Secured Notes due 2028 (the “Series A New Notes”) and 14,219,859 shares (the “New Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in exchange for $305,727,000 aggregate principal amount of the Company’s currently outstanding 2.00% Convertible Senior Notes due 2024 (the “Old Notes”) and (b) the issuance and sale of $30,000,000 aggregate principal amount of the Company’s new 4.5% Series B Convertible Senior Secured Notes due 2028 (the “Series B New Notes” and, together with the Series A New Notes, the “Notes”) for cash.

On March 7, 2023, the Company issued the Notes and the New Shares. The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of March 7, 2023, between the Company, the guarantor parties thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

The Notes accrue interest at a rate of 4.5% per annum, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2023. The Notes will mature on March 15, 2028, unless earlier repurchased, redeemed or converted.

Based on the initial conversion price of $2.5800, the Notes are convertible into 118,316,667 shares of Common Stock, subject to the potential issuance of additional shares in the event of optional redemptions or Major Transactions (discussed below).

At any time prior to the 60th day prior to the maturity date of the Notes, the Company has the option to redeem all or any portion of the principal amount of the Notes for cash equal to the principal amount of the Notes being redeemed, subject to certain conditions specified in the Indenture. Upon redemption of any Notes, the Company will (i) issue warrants to purchase shares of the Common Stock (“Warrants”) covering the same number of shares of Common Stock underlying, and at an exercise price equal to the conversion price of, the redeemed Notes, unless the aggregate principal amount of Notes outstanding represents less than 10% of the aggregate principal amount of Notes initially issued and certain other conditions are satisfied, and (ii) make a make-whole payment as determined pursuant to the Indenture, together with accrued and unpaid interest through the redemption date. In addition, in certain circumstances, the Company may be required to issue additional shares of Common Stock for any Notes converted in connection with a notice of optional redemption. The Company will not be able to effect any optional redemption during a delisting event or unless all conversion shares and warrant shares are freely tradable and unless certain other conditions specified in the Indenture are satisfied.

The Notes are convertible at any time at the option of the holders thereof, provided that the holder is prohibited from converting Notes into shares of Common Stock if, upon such conversion, the converting holder (together with certain affiliates and “group” members) would beneficially own more than 4.9% of the total number of shares of Common Stock then issued and outstanding (the “Beneficial Ownership Cap”). In addition, prior to such time that the Company obtains stockholder approval for the issuance of shares of Common Stock upon conversion of the Series A New Notes in excess of the limitations imposed by the NYSE rules (the “NYSE Cap”), the holder is prohibited from converting Series A New Notes into shares of Common Stock in excess of such NYSE Cap, and the Company would instead be required to settle any such conversion in cash if the Company is not able to obtain the stockholder approval within the grace period specified in the Indenture.

If the Company undergoes a “Major Transaction” (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus (i) accrued and unpaid interest to, but excluding, the repurchase date and (ii) the make-whole amount as determined pursuant to the Indenture. In addition, at the election of the holders of the Notes, the Company may be required to issue additional shares of Common Stock for any Notes converted in connection with a Major Transaction.

The Notes are guaranteed by the Company’s material subsidiaries and secured by (i) a security interest in substantially all of the assets of the Company and its domestic and material subsidiaries and (ii) a pledge of the equity interests of the Company’s direct and indirect subsidiaries, subject to certain customary exceptions. The Indenture contains certain specified events of default, the occurrence of which would entitle the holders of the Notes to demand repayment of all outstanding principal and accrued interest on the Notes, together with a make-whole payment as determined pursuant to the Indenture. Such events of default include, among others, failure to make any payment under the Notes when due, failure to observe or perform certain covenants under the Notes or the other transaction documents related thereto (subject in certain cases to specified cure periods), the failure of the Company to be able to pay debts as they come due, the commencement of bankruptcy or insolvency proceedings against the Company, a material judgment levied against the Company and any event of default by the Company under other indebtedness.

The Indenture also includes a number of affirmative covenants, including covenants regarding compliance with applicable laws and regulations, reporting, maintenance of property, payment of taxes and maintenance of insurance, among other covenants. The Indenture also includes a number of restrictive covenants, including restrictions on business combinations, incurrence of additional liens or indebtedness, prepayments of other indebtedness, dispositions, investments, and transactions with affiliates, in each case subject to certain exceptions. The Company is also required to comply with certain financial maintenance covenants, including a minimum revenue covenant and, starting with the fiscal quarter ending March 31, 2025, a minimum liquidity covenant. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to certain exceptions.

Registration Rights Agreement

On March 7, 2023, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor party thereto, whereby the Company agreed to prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-3, or such other form as required to effect a registration of no less than 101,641,085 shares of the Common Stock issued or issuable upon conversion of or pursuant to such investor’s Series B Notes and Warrants related to such investor’s Series A Notes and Series B Notes (the “Registrable Securities”), covering the resale of the Registrable Securities and such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Series B New Notes and Warrants to prevent dilution resulting from certain corporate actions. Such Registration Statement must be filed within 10 business days from March 7, 2023.

The Notes, the New Shares, the Warrants and any shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Company sold the Notes and the New Shares to the investors party to the Exchange Agreements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. The Company relied on this exemption from registration based in part on representations made by such investors in the Exchange Agreements. This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Indenture, certificates representing the Series A New Notes and Series B New Notes and the Registration Rights Agreement are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Notes and the Indenture is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the issuance and sale of the Notes and the New Shares is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 7, 2023, between Invitae Corporation, the guarantor parties thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent

4.2	Series A Global Note representing the Series A 4.50% Convertible Senior Secured Notes due 2028

4.3	Series B Global Note representing the Series B 4.50% Convertible Senior Secured Notes due 2028

10.1	Registration Rights Agreement, dated as of March 7, 2023, between the Company and the investor party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2023	INVITAE CORPORATION

/s/ Thomas R. Brida
Thomas R. Brida
General Counsel